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                                                                    Exhibit 5.01


                                     BAKER & MCKENZIE
                                  The Wells Fargo Plaza
                                    101 West Broadway
                             San Diego, California 92101-3890



January 9,1997



Digital Lightwave, Inc.
601 Cleveland Street, Fifth Floor
Clearwater, Florida  34615

Dear Ladies and Gentlemen:

    We have acted as counsel to Digital Lightwave, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1, No. 33-09457, including amendments and exhibits thereto (the "Registration Statement"), covering up to 4,000,000 shares of Common Stock offered to the public and up to 600,000 additional shares subject to an over-allotment option granted to the underwriters (collectively, the "Shares").

    We have examined the originals, or photostatic or certified copies, or such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

    We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation law of the State of Delaware.

    Based upon our examination, we are of the opinion that (i) the Company is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to issue the Shares, and (ii) the Shares covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.


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    We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Very truly yours,


/s/  Baker & McKenzie